UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2014

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VILLAGE BANK AND TRUST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-50765 (Commission File Number)	16-1694602 (IRS Employer Identification No.)

15521 Midlothian Turnpike Midlothian, Virginia (Address of principal executive offices)	23113 (Zip Code)

Registrant’s telephone number, including area code: (804) 897-3900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2014, Village Bank (the “Bank”), the wholly-owned bank subsidiary of Village Bank and Trust Financial Corp. (the “Company”), entered into separate employment agreements with James E. Hendricks, Jr. (the “Hendricks Agreement”) and Max C. Morehead, Jr. (the “Morehead Agreement”). The Hendricks Agreement and the Morehead Agreement each became effective on May 16, 2014 and will expire on May 15, 2016 unless renewed or extended in writing by the parties.

Pursuant to the agreements, Mr. Hendricks will serve as Executive Vice President and Chief Credit Officer of the Bank and Mr. Morehead will serve as Executive Vice President - Commercial Banking of the Bank. Mr. Hendricks will receive an annual base salary of $180,000 and Mr. Morehead will receive an annual base salary of $175,000. The Bank’s Board of Directors will review the base salaries of Messrs. Hendricks and Morehead at least annually and may make adjustments to such salaries in its discretion. Messrs. Hendricks and Morehead will each be entitled to cash bonuses and stock-based awards in such amounts as may be determined by the Bank’s Board of Directors in accordance with the terms and conditions of the applicable incentive plans in effect for senior executives of the Company and the Bank.

The Bank may terminate each of Messrs. Hendricks and Morehead at any time for “Cause” (as defined in his respective agreement) without the Bank incurring any additional obligations to him. If the Bank terminates his employment for any reason other than for Cause, or if he terminates his employment for “Good Reason” (as defined in his respective agreement), the Bank will generally be obligated to continue to pay the annual base salary specified in his agreement for 12 months following the date of termination. Upon termination of his employment under certain circumstances, each of Messrs. Hendricks and Morehead will be subject to noncompetition and nonsolicitation restrictions.

Pursuant to his respective agreement, each of Messrs. Hendricks and Morehead is entitled to certain benefits in the event of a “Change of Control” (as defined in his respective agreement) of the Bank. If, following a Change of Control of the Bank, he is terminated by the Bank without Cause, he terminates his employment for Good Reason or the Bank fails to renew his agreement, he will be entitled to receive a lump sum cash payment equal to his annual base salary, payable in equal monthly installments for a period of 12 months succeeding the date of his termination.

The foregoing summary description is qualified in its entirety by reference to the Hendricks Agreement and the Morehead Agreement, which are attached to this report as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated May 16, 2014, by and between Village Bank and James E. Hendricks, Jr.

10.2	Employment Agreement, dated May 16, 2014, by and between Village Bank and Max C. Morehead, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VILLAGE BANK AND TRUST FINANCIAL CORP.
(Registrant)

Date: May 22, 2014	By:	/s/ C. Harril Whitehurst, Jr.
C. Harril Whitehurst, Jr.
Executive Vice President and CFO